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                        MILLENNIUM PHARMACEUTICALS, INC.

                                       and

                                U.S. BANK, N.A.,
                                   as Trustee

                                ----------------

                          THIRD SUPPLEMENTAL INDENTURE

                           DATED AS OF APRIL 22, 2002

                                ----------------

                                  $300,000,000

             5.00% CONVERTIBLE SUBORDINATED NOTES DUE MARCH 1, 2007




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     THIRD SUPPLEMENTAL INDENTURE, dated as of April 22, 2002, between
Millennium Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware (as successor to COR, herein called the "Company"), and U.S. Bank, N.A. (formerly known as Firstar Bank, N.A.), a national banking association, as Trustee (herein called the "Trustee").

     WHEREAS, pursuant to the Indenture dated as of February 24, 2000 (as amended, the "Indenture"), between COR Therapeutics, Inc. ("COR") and the Trustee, COR issued $300,000,000 aggregate principal amount of 5.00% Convertible Subordinated Notes due March 1, 2007 (the "Securities");

     WHEREAS, COR, the Company and the Trustee have entered into a First Supplemental Indenture, dated as of February 12, 2002 (the "First Supplemental Indenture"), to the Indenture, which supplemental indenture provides (i) that the Securities shall be convertible into shares of the Company's Common Stock,
(ii) for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article 11 of the Indenture, and (iii) for a full and unconditional guarantee of the obligations of COR under the Indenture and the Securities by the Company on the terms and conditions set forth therein;

     WHEREAS, the Company and the Trustee have entered into a Second Supplemental Indenture, dated as of February 12, 2002 (the "Second Supplemental Indenture"), to the Indenture, which supplemental indenture provides that (i) the Company shall expressly assume all of the obligations of COR under the Indenture and the Securities, which obligations shall be subordinated to other indebtedness of the Company to the same extent that the obligations of COR under the Indenture and the Securities were subordinated to other indebtedness of COR, and (ii) the Company's guarantee of COR's obligations under the Indenture and the Securities shall be terminated;

     WHEREAS, Section 8.1 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Holder of Securities to, among other things, add to the covenants of the Company for the benefit of the Holders of Securities; and

     WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Third Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

SECTION 1.1. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.


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SECTION 1.2.  Section 1.1 of the Indenture is hereby amended to add the following definitions:

     "Company Notice of Put Right" has the meaning specified in Section 2.2 of the Third Supplemental Indenture.

     "Put Right Date" has the meaning specified in Section 2.1 of the Third Supplemental Indenture.

     "Put Right Notice" has the meaning specified in Section 2.2 of the Third Supplemental Indenture.

     "Put Right Price" has the meaning specified in Section 2.1 of the Third Supplemental Indenture.

                                  ARTICLE TWO

                REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER

SECTION 2.1. Right to Require Repurchase. Each Holder shall have the right, at the Holder's option, to require the Company to repurchase and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities, or any portion of the principal amount thereof that is equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000, on April 29, 2003 (the "Put Right Date") at a purchase price equal to 108.50% of the principal amount of the Securities to be repurchased (the "Put Right Price"). Whenever in the Indenture (including Sections 2.2, 3.1, 5.1(1) and 5.8 thereof) there is a reference to the principal of any Security as of any time, such reference shall be deemed to include reference to the Put Right Price payable in respect of such Security to the extent that such Put Right Price is, was or would be so payable at such time; provided, however, that the foregoing shall not apply to any reference to the principal of any Security that concerns the determination of the amount of interest due or owing under such Security. If any of the foregoing provisions or other provisions of this Article Two are inconsistent with applicable law, including without limitation Rule 13e-4 or Regulation 14E promulgated under the Exchange Act, such law shall govern.

SECTION 2.2.  Notices; Method of Exercising Repurchase Right, Etc.

     (1) On or before the Business Day that is 21 Business Days prior to the Put Right Date, the Company or, at the request and expense of the Company on or before the Business Day that is 21 Business Days prior to the Put Right Date, the Trustee, shall give to all Holders of Securities, in the manner provided in
Section 1.6 of the Indenture, notice (the "Company Notice of Put Right") of the repurchase right set forth herein. The Company shall also deliver a copy of the Company Notice of Put Right to the Trustee. The Company Notice of Put Right shall state:

          (a) the Put Right Date,

          (b) the Put Right Price,

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          (c) a description of the procedure which a Holder must follow to exercise the repurchase right, and the place or places where such Securities, are to be surrendered for payment of the Put Right Price and accrued interest, if any,

          (d) that on the Put Right Date the Put Right Price, and accrued interest, if any, will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

          (e) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion,

          (f) the place or places that the Put Right Notice (as defined below) shall be delivered, and the form of such Notice, and

          (g) the CUSIP number or numbers of such Securities.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities pursuant to this Article Two.

     (2) To exercise a repurchase right, a Holder shall deliver to the Trustee at any time until 9:00 a.m., New York time, on the Put Right Date, (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby (a "Put Right Notice"), and (ii) the Securities with respect to which the repurchase right is being exercised. Notwithstanding the delivery of a Put Right Notice by a Holder, such Holder's Securities shall remain convertible into the Company's Common Stock until the principal of such Securities (or portion thereof, as the case may be) shall have been paid or duly provided for. Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee a Put Right Notice shall have the right to withdraw such notice at any time prior to 9:00 a.m., New York time, on the Put Right Date by delivery of a written notice of withdrawal to the Trustee in accordance with
Section 2.4. The Trustee shall promptly notify the Company of its receipt of any Put Right Notice or written notice of withdrawal thereof.

SECTION 2.3. Payment of Put Right Price. In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Put Right Price in cash for payment to the Holder on the Put Right Date, together with accrued and unpaid interest to the Put Right Date payable with respect to the Securities as to which the repurchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Put Right Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

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     If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Put Right Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Put Right Date at the rate of 5.00% per annum, and each Security shall remain convertible into the Company's Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

     Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

     All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9 of the Indenture.

SECTION 2.4. Withdrawal of Put Right Notice. A Put Right Notice may be withdrawn by means of a written notice of withdrawal delivered to the Trustee at any time prior to 9:00 a.m., New York time, on the Put Right Date specifying:

     (1) the certificate number of the Securities in respect of which such notice of withdrawal is being submitted;

     (2) the portion of the principal amount thereof of the Securities with respect to which such notice of withdrawal is being submitted; and

     (3) the portion of the principal amount thereof, if any, of such Securities which remains subject to the original Put Right Notice and which has been or will be delivered for purchase by the Company.

                                 ARTICLE THREE

                     AMENDMENT OF COMPANY REDEMPTION RIGHTS

SECTION 3.1. Section 10.1 of the Indenture is hereby amended by inserting at the end of such Section, "Notwithstanding any language to the contrary herein or in the form of Securities, the Company shall be prohibited from redeeming the Securities on a Redemption Date prior to May 1, 2003."


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                                  ARTICLE FOUR

                   ACCEPTANCE OF THIRD SUPPLEMENTAL INDENTURE

SECTION 4.1. Trustee's Acceptance. The Trustee hereby accepts this Third Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

SECTION 5.1. Effectiveness of Third Supplemental Indenture. This Third Supplemental Indenture shall be effective as of the date hereof.

SECTION 5.2. Effect of Third Supplemental Indenture. Upon the execution and delivery of this Third Supplemental Indenture by the Company and the Trustee, the Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture, shall be supplemented and amended in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

SECTION 5.3. Indenture Remains in Full Force and Effect. Except as supplemented or amended hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 5.4. Incorporation of Indenture. All the provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 5.5. Headings. The headings of the Articles and Sections of this Third Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

SECTION 5.6. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 5.7. Conflict with Trust Indenture Act. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Third Supplemental Indenture, the latter provision shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 5.8. Successors. All covenants and agreements in this Third Supplemental Indenture by the Company shall be binding upon and accrue to the benefit of its successors. All covenants

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and agreements in this Third Supplemental Indenture by the Trustee shall be binding upon and accrue to the benefit of its successors.

SECTION 5.9. Separability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.10. Benefits of Third Supplemental Indenture. Nothing in this Third Supplemental Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under this Third Supplemental Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Indenture or the Securities.

SECTION 5.11. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, and not by the Trustee and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

SECTION 5.12. Certain Duties and Responsibilities of the Trustee. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided, and the Trustee shall not be under any responsibility to determine the correctness of any provisions contained in this Third Supplemental Indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities or to any adjustment to be made with respect thereto.

SECTION 5.13. GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.


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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed, all as of the day and year first above written.


                                       MILLENNIUM PHARMACEUTICALS, INC.

                                       By: /s/ Kevin P. Starr
                                          --------------------------------------
                                          Name:   Kevin P. Starr
                                          Title:  Chief Operating Officer and
                                                  Chief Financial Officer


                                       U.S. BANK, N.A., Trustee

                                       By: /s/ Frank P. Leslie, III
                                          --------------------------------------
                                          Name:   Frank P. Leslie, III
                                          Title:  Vice President


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